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                                                                    EXHIBIT 99.1

           FOR FURTHER INFORMATION:

           AT THE COMPANY:
           Jeffrey P. Jorissen
           Chief Financial Officer
           (248) 208-2500

           FOR IMMEDIATE RELEASE



                 SUN COMMUNITIES PROVIDES GUIDANCE THROUGH 2009


           SOUTHFIELD, MI, NOVEMBER 30, 2004 -- SUN COMMUNITIES, INC. (NYSE:
           SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, is today providing financial guidance through 2009. The Company expects that Funds From Operations
           (FFO)(1) per share will grow at a compounded annual growth rate in the range of 8% to 10% from the 2004 anticipated baseline results of $2.60 to $2.70 per share of FFO, before extraordinary recapitalization costs discussed below.

           The Company expects Net Asset Value per share will grow at a compounded annual growth rate of 9% to 11%. This is based on a capitalization rate of 7.5% applied to the net operating income of the Company's portfolio.

           The Company expects Earnings Per Share to be affected by increased depreciation in an amount that will largely offset improved operating results over the term of the guidance.

           2004 HIGHLIGHTS:

           The most significant financial event of 2004 was the restructuring of the Company's capital and operating debt. The Company completed $734 million of secured debt financings with an average term approximating 10 years and a weighted average interest rate of approximately 5%. The Company also signed a new $115 million revolving line of credit at LIBOR + 1.75%. The Company used approximately $440 million of proceeds from the secured debt financings to retire existing debt. The Company also incurred extraordinary recapitalization costs of approximately $57 million in these transactions. Of the remaining $237 million, the Company used $100 million to acquire communities and $37 million for repurchases of the Company's stock. As previously announced, the Company expects to use the remaining proceeds to finance some combination of additional property purchases, additional stock repurchases, and the retirement of perpetual preferred operating partnership units. The Company has not determined the timing and specific allocation of the remaining proceeds which could affect the short-term performance of the Company.


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November 30, 2004
Page 2

Other significant factors affecting operating results in 2004 have been the negative arbitrage on the proceeds of the debt restructuring pending investment, reduced levels of capitalized interest related to development, and lower than anticipated results from equity in income of affiliate and leasing performance. FFO has also been adversely impacted by reduced benefits relating to the allocation of SunChamp losses.

ASSUMPTIONS:

The Company's guidance of future financial performance is the result of management's detailed analysis of its properties and business, from the property level to the corporate level, and is based on several assumptions of future conditions, all of which management believes are reasonable and prudent under current circumstances. Some of the material assumptions used by management in this effort are set forth below:

     o  INDUSTRY CONDITIONS:

        The Company's guidance is based on its expectation of a gradual recovery in new home sales beginning in 2005, from the depressed industry sales rates over the last few years. The sale of manufactured homes is in its sixth year of decline, with an aggregate loss of annual new home shipments from peak to trough of approximately 250,000 units, almost a 70% decline from the peak. The result of this condition is a substantial reduction of the number of new homes sold into our communities, slowing the Company's leasing activities. One of the major contributors to the decline in new home sales has been the all-time high of annual repossessions of homes by lenders over the past several years, which the Company expects to return to more normal levels in 2005.

     o  PORTFOLIO OPERATIONS:

        The Company's guidance is based on its expectation that occupancy in the current portfolio of manufactured housing communities will increase from approximately 84% at the end of 2004 to 91% at the end of 2009. This reflects the construction of approximately 630 sites during the period but no new community development. The occupancy improvement is based on leasing 450 net sites in 2005, with approximate ratable annual increases to 800 in 2009.

     o  CORPORATE INFRASTRUCTURE:

        During 2004, the Company invested significant resources on completing the implementation of a new management information and accounting system. The Company expects to see increased staff efficiency resulting from these investments, and does not foresee any significant increase in staff levels or the need for any significant additional investment in corporate infrastructure over the guidance period.

     o  SARBANES-OXLEY ACT:

        The Company expects to expend approximately $500,000 per year on compliance with the Sarbanes-Oxley Act during the period 2005 to 2009.


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November 30, 2004
Page 3

     o  HOME ACQUISITIONS:

        The Company's guidance is also based on its expectation that it will acquire value-priced homes for rental and resale over the guidance period. The Company intends to continue to acquire pre-owned homes in its communities from finance companies as appropriate opportunities arise. The Company expects to be able to purchase these homes, which are usually only a few years old, for approximately 50% of their new cost. The guidance is based upon depreciable lives of ten years for the homes with the expensing of all refurbishments during the rental period and the inclusion of the depreciation in FFO. Profit on the sale of homes will be excluded from FFO.

     o  RENT INCREASES AND RECURRING CAPITAL IMPROVEMENTS:

        The Company's guidance is based on its expectation that annual rental increases will exceed increases in operating expenses by approximately 1% per year. The Company's guidance is based on its expectation that recurring capital improvements for 2005 will be $150 per site and increase by $5 per site per year thereafter.

     o  COMMUNITY ACQUISITION ACTIVITIES:

        The Company's guidance is based on the expectation of completing the acquisition of $100 million of properties in the near future. The Company's guidance has not factored in any enhancements from additional acquisitions over the guidance period.

OTHER FACTORS:

The Board of Directors of the Company has authorized an additional stock repurchase of up to one million shares of the Company's common stock. Theses shares may be acquired in the open market or in negotiated transactions. The effect of such stock repurchases has not been considered in this guidance.

While no dividend increases have been declared at this time, the guidance includes annual dividend increases of approximately 3% per share commencing in 2005.

GENERAL:

Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 136 communities comprising 46,800 developed sites and approximately 7,300 sites suitable for development mainly in the Midwest and Southeast United States.

(1) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.


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November 30, 2004
Page 4

    Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure that, when combined with measures computed in accordance with GAAP such as net income, cash flow from operating activities, investing activities and financing activities, provide investors with an indication of the Company's ability to service debt and to fund acquisitions and other expenditures. Other REITS may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

FORWARD LOOKING STATEMENTS
This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate" and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the foregoing assumptions, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.


                FOR MORE INFORMATION ABOUT SUN COMMUNITIES, INC.
                   VISIT OUR WEBSITE AT WWW.SUNCOMMUNITIES.COM